EXHIBIT 21
LIST OF REGISTRANT’S SUBSIDIARIES AND AFFILIATES

Subsidiary	Jurisdiction
Advanced Component Systems LLC	Michigan
Aljoma Holding Company, LLC	Michigan
Aljoma Lumber, Inc.	Florida
Atlantic Building Professionals, LLC	Michigan
Caliper Building Systems, LLC	Michigan
D & L Framing, LLC (100% owned) 1	Nevada
D&R Framing Contractors, L.L.C. (50% owned) 1	Michigan
Euro-Pacific Building Materials, Inc.	Oregon
Euro-Pacific International Corp	Oregon
Great Lakes Framing, LLC (95% owned)	Michigan
Gulf Coast Components, LLC (50% owned) 1	Michigan
Indianapolis Real Estate LLC	Michigan
International Wood Industries, Inc.	California
Maine Ornamental, LLC	Michigan
Mid Atlantic Framing, LLC (95% Owned)	Michigan
Midwest Framing, LLC	Michigan
Pinelli Universal TKT, S. de R.L. de C.V. (50% owned) 1	Mexico
Pinelli Universal, S. de R.L. de C.V. (50% owned) 1	Mexico
PR Distribution, LLC	Michigan
Shawnlee Construction LLC (95% owned)	Michigan
Shepardville Construction, LLC (95% owned)	Michigan
Texas Framing, LLC	Michigan
Titan Foundations, LLC	Michigan
TKT Real Estate, S. de R.L. de C.V. (50% owned) 1	Mexico
Treating Services of Minnesota, LLC	Michigan
Tresstar, LLC	Michigan
U.F.P Mexico Holdings, S. de R.L. de C.V.	Mexico
UFP Atlantic, LLC	Michigan
UFP Belchertown, LLC	Michigan
UFP Berlin, LLC	Michigan
UFP Building Supply, LLC	Michigan
UFP Burleson, LLC	Michigan
UFP Eastern Division, Inc.	Michigan
UFP Eastern Holding Company, Inc.	Michigan
UFP Emlenton, LLC	Michigan
UFP Far West, LLC	Michigan
UFP Framing LLC	Michigan
UFP Framing of Florida, LLC	Michigan
UFP Great Lakes, LLC	Michigan
UFP Gulf, LLC	Michigan
UFP Houston, LLC	Michigan
UFP Insurance Ltd.	Bermuda
UFP Jefferson, LLC	Michigan
UFP Lafayette, LLC	Michigan
UFP Mid-Atlantic, LLC	Michigan
UFP New England Building Supply, LLC	Michigan

Subsidiary	Jurisdiction
UFP New Waverly, LLC	Michigan
UFP New Windsor, LLC	Michigan
UFP New York, LLC	Michigan
UFP Northeast, LLC	Michigan
UFP Parker, LLC	Michigan
UFP Purchasing, Inc.	Michigan
UFP Real Estate, Inc.	Michigan
UFP Riverbank, LLC	Michigan
UFP San Antonio, LLC	Michigan
UFP Southeast, LLC	Michigan
UFP Southwest, LLC	Michigan
UFP Tennessee, LLC	Michigan
UFP Thorndale Partnership (70% owned)	Canada
UFP Transportation, Inc.	Michigan
UFP Ventures II, Inc.	Michigan
UFP West Central, LLC	Michigan
UFP Western Division, Inc.	Michigan
UFP Western Holding Company, Inc.	Michigan
United Lumber & Reman, LLC (50% owned) 1	Michigan
Universal Consumer Products, Inc.	Michigan
Universal Forest Products of Canada, Inc.	Canada
Universal Forest Products of Modesto L.L.C.	Michigan
Universal Forest Products Reclamation Center, Inc.	Michigan
Universal Forest Products RMS, LLC	Michigan
Universal Forest Products Texas LLC	Michigan
Universal Forest Products, Inc.	Michigan
Universal Truss, Inc.	Michigan
Western Building Professionals of California II Limited Partnership	Michigan
Western Building Professionals of California, Inc.	Michigan
Western Building Professionals, LLC	Michigan